UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 13, 2016

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

Effective May 13, 2016, Joseph Manko, Jr. was appointed as an additional member of the Board of Directors of Repro Med Systems, Inc.  Mr. Manko is the Senior Principal in Horton Capital Management LLC, the investment manager for the Horton Capital Partners Fund, LP (“Horton Fund”).  The Horton Fund is a significant shareholder in the Company.  Mr. Manko has over 20 years of investment experience in the asset management, investment banking, private equity and corporate securities markets.  From 2005-2010 Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies.  Prior to that Mr. Manko was a Managing Director with Deutsche Bank in London.  He began his investment banking career at Merrill Lynch as a Vice President in Hong Kong and prior to that Mr. Manko was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom.  Mr. Manko has served on the board of several companies in the bio-pharmaceutical industry and has advised numerous companies in the pharmaceutical, biotech and medtech industries.  Mr. Manko earned both his B.A. and Juris Doctorate from the University of Pennsylvania.

ITEM 8.01 OTHER EVENTS.

The Company issued a press release on May 18, 2016 titled “Repro Med Systems, Inc. Posts Fourth Quarter and Fiscal Year 2016 Results and Announces New Member of the Board of Directors”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 18, 2016

The press release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: May 18, 2016	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon Chief Executive Officer